UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 17, 2009
DICK’S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537

(Commission File Number)	(IRS Employer Identification No.)

300 Industry Drive
RIDC Park West
Pittsburgh, Pennsylvania	15275

(Address of Principal Executive Offices)	(Zip Code)
(724) 273-3400
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On March 17, 2009, the Board of Directors (the “Board”) of Dick’s Sporting Goods, Inc. (the “Company”) elected Catherine R. Smith to serve on the Board, effective immediately. The Board considers Ms. Smith to be an independent director under applicable New York Stock Exchange listing requirements and has been appointed as a member of the Company’s Audit Committee.
     Ms. Smith currently serves as Executive Vice President and Chief Financial Officer of Centex Corporation, one of the nation’s leading home building companies, and prior to that served as Executive Vice President and Chief Financial Officer of Kennametal Inc. from 2005 to 2006, Executive Vice President and Chief Financial Officer of Bell Helicopter, a business segment of Textron, Inc. from 2003 to 2005, and Vice President and Chief Financial Officer of the Intelligence and Information Systems Business of Raytheon Company from 2000 to 2003.
     There were no arrangements or understandings between Ms. Smith and any other person pursuant to her election as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Ms. Smith that are required to be disclosed by Item 404(a) of Regulation S-K.
     The Company issued a press release dated March 18, 2009, announcing the election of Ms. Smith to the Board. The press release is set forth in its entirety and filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated March 18, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.
Date: March 19, 2009	By:	/s/ Timothy E. Kullman
		Name:	Timothy E. Kullman
		Title:	Executive Vice President, Finance, Administration, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 18, 2009